UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 31, 2013

BIOSANTE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Barclay Boulevard Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 478-0500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 31, 2013, BioSante Pharmaceuticals, Inc. (“BioSante”) entered into an asset purchase agreement with Aduro BioTech, Inc., a clinical-stage immunotherapy company (“Aduro”), pursuant to which BioSante sold all of its assets related to its GVAX cancer vaccine portfolio in exchange for a $1.0 million up front cash payment plus the potential for future royalty, milestone and sublicense payments.

The asset purchase agreement is an extension of Aduro’s March 2011 license of BioSante’s GVAX Pancreas cancer vaccine and BioSante’s GVAX Prostate cancer vaccine solely for use in combination with Aduro’s proprietary vaccine platform based on Listeria monocytogenes.  Aduro currently is evaluating the sequential administration of GVAX Pancreas and the Listeria-based CRS-207 in a Phase 2 trial in patients with metastatic pancreatic cancer (ClinicalTrials.gov Identifier NCT01417000) and announced on November 29, 2012 that enrollment has been completed.

Since BioSante acquired the GVAX cancer vaccine portfolio in October 2009 through its merger with Cell Genesys, Inc., BioSante’s objective always has been to help facilitate further studies and commercialization in order to bring important cancer therapies to patients in need and to maximize the value of the GVAX cancer vaccine portfolio to the BioSante stockholders. BioSante believes that the sale transaction with Aduro is consistent with this objective, especially in light of BioSante’s pending merger with ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. (“ANI”).  The decision to sell the assets related to the GVAX cancer vaccine portfolio was made by BioSante after an extensive sale/licensing process in order to maximize the current and potential future value of the GVAX cancer vaccine portfolio to the BioSante stockholders.

Important Additional Information for Investors and Stockholders

This communication is being made in respect of the proposed merger between BioSante and ANI and related matters involving BioSante and ANI.  In connection with the proposed transaction, BioSante has filed with the SEC and the SEC has declared effective a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials.  Investors and security holders are urged to read the joint proxy statement/prospectus (including any amendments or supplements) and other documents filed with the SEC carefully in their entirety because they contain important information about BioSante, ANI and the proposed transaction.

Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC by BioSante at the SEC’s web site at www.sec.gov.  Free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC also can be obtained by directing a request to BioSante, Attention: Investor Relations, telephone: (847) 478-0500.  In addition, investors and security holders may access copies of the documents filed with the SEC by BioSante on BioSante’s website at www.biosantepharma.com.

BioSante and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction described in this release.  Information regarding BioSante’s directors and executive officers is available in BioSante’s annual report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 13, 2012 and BioSante’s definitive proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on April 9, 2012.  If and to the extent that any of the BioSante participants will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this release, the details of those benefits will be described in the definitive joint proxy statement/prospectus relating to the proposed transaction.  Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of BioSante’s directors and executive officers in the proposed transaction by reading the definitive joint proxy statement/prospectus.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSANTE PHARMACEUTICALS, INC.

	By:	/s/ Phillip B. Donenberg
Phillip B. Donenberg
Senior Vice President of Finance, Chief Financial Officer and Secretary

Dated: February 4, 2013